UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2009
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (712) 277-1340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 9, 2009, Terra Industries Inc. (“Terra”) and its subsidiaries Terra Capital Holdings Inc., Terra Capital, Inc. and Terra Mississippi Holdings Corp. and certain of the lenders under Terra’s Amended and Restated Credit Agreement dated December 21, 2004 (the “Existing Terra Capital Credit Agreement”) entered into Amendment No. 11 (the “Terra Capital Credit Facility Amendment”) to the Existing Terra Capital Credit Agreement. Pursuant to the Terra Capital Credit Facility Amendment, certain covenants under the Existing Terra Capital Credit Agreement were amended in order to increase the amount of permitted annual capital expenditures and cash investments in joint ventures by Terra and its subsidiaries from $75 million to $90 million, to provide for a separate allowance for joint venture investments by Terra and its subsidiaries in an aggregate amount not to exceed $320 million, and to permit the payment of a special cash dividend of approximately $750 million in the aggregate to Terra’s shareholders, the repurchase of Terra Capital, Inc.’s existing 7.00% Senior Notes due 2017 (pursuant to a previously announced tender offer for all such outstanding 2017 Notes), and the incurrence of new debt financing prior to December 31, 2009 in an amount not to exceed $600 million. The Terra Capital Credit Facility Amendment also provides for an increase in the unused commitment fee under the credit facility by 0.25% per annum, and for revised interest rates applicable to amounts outstanding under the credit facility that are to be calculated based on an average available credit calculation under the credit facility (instead of based on a leverage ratio calculation).
     Also on October 9, 2009, Terra Nitrogen Limited Partnership and Terra Nitrogen Company, L.P. and certain of the lenders under their Credit Agreement dated December 21, 2004 (the “Existing TNLP Credit Agreement”) entered into Amendment No. 3 (the “TNLP Credit Facility Amendment”) to the Existing TNLP Credit Agreement. Pursuant to the TNLP Credit Facility Amendment, the borrowing base applicable to the Existing TNLP Credit Agreement will be measured monthly (instead of weekly as previously provided under the Existing TNLP Credit Agreement), unless the available credit under such credit facility is $20 million or less at any time, during which time such borrowing base will be measured weekly.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.
By:	/s/ John W. Huey
Name:	John W. Huey
Title:	Vice President, General Counsel and Corporate Secretary

Date: October 13, 2009